Exhibit No. 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Alon USA Energy, Inc.:
     We consent to the incorporation by reference in the registration statement (No. 333-127051) on Form S-8 of Alon USA Energy, Inc. (the “Company”) of our reports dated March 10, 2008, with respect to the consolidated balance sheets of Alon USA Energy, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Alon USA Energy, Inc. Our report refers to the implementation of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 in 2007, the implementation of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans in 2006, and the implementation of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment in 2006.
     Our report dated March 10, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states that the Company acquired Skinny’s, Inc. on June 29, 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, Skinny’s, Inc.’s internal control over financial reporting associated with revenues of 2% and assets of 6% of the respective consolidated amounts of Alon USA Energy, Inc. and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Alon USA Energy, Inc. also excluded an evaluation of the internal control over financial reporting of Skinny’s, Inc.
KPMG LLP
Dallas, Texas
March 10, 2008